Exhibit 99.1

Hologic Enhances Executive Leadership Structure to

Drive Global Growth and Improve Operational Execution

Appoints Eric Compton as Chief Operating Officer

Appoints Claus Egstrand as Senior Vice President and

General Manager of International Business

Glenn Muir, Chief Financial Officer, to Retire in November;

Company Initiates CFO Search

Bedford, MA – March 14, 2014 – Hologic, Inc. (Hologic or the Company) (NASDAQ: HOLX), a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products, with an emphasis on serving the healthcare needs of women, today announced several organizational and leadership changes to better position the Company to achieve its corporate objectives, which include organic growth and executional excellence across its global operations.

Organizational and Leadership Changes:

•	Eric Compton has been appointed to the newly-established role of Chief Operating Officer and will be responsible for overseeing all of the Company’s commercial operations in the United States, as well as the Company’s global research and development, manufacturing and service operations. Mr. Compton brings nearly 30 years of operating experience to the new COO position. He most recently served as Worldwide President of Ortho Clinical Diagnostics at Johnson & Johnson and previously held a number of senior positions at both Johnson & Johnson and Procter & Gamble.

•	Claus Egstrand has been named Senior Vice President and General Manager, International, and will be responsible for the Company’s operations outside of the United States. Mr. Egstrand, who will be based in London, previously worked in senior positions at leading international pharmaceutical and medical device companies including Merck & Co., Inc., Stryker Corporation, Pfizer Consumer Healthcare and Pharmacia Corporation.

•	David Harding, who previously served as Hologic’s Group Senior Vice President and General Manager of Women’s Health, has been named Senior Vice President of Corporate Strategy.

Messrs. Compton, Egstrand, and Harding will report directly to Steve MacMillan, President and Chief Executive Officer and assume their new roles on April 14, 2014.

“I am excited about the changes announced today and am confident this new executive leadership structure will help accelerate organic growth in each of our businesses on a global basis, improve our operational and financial performance, and continue innovating to deliver the best solutions for our customers,” said Mr. MacMillan. “As I have done through the years, I love building winning teams. Both Eric and Claus have demonstrated track-records of success and are the right leaders to help take our performance to the next level.”

Mr. Compton stated, “I am very excited to join Hologic under Steve’s leadership. Hologic is engaged in the important work of helping people live longer, healthier lives with its superior technology and solutions. I look forward to joining a winning team and helping the Company fulfill its mission for both customers and the patients they serve.”

Mr. Egstrand stated, “There are companies that make things, and there are companies like Hologic that make things that deliver vital, life-changing differences to the world they serve. I am personally both proud and excited to be in a position to extend and grow what this great company does to help save and improve more peoples’ lives on a truly global scale.”

Planned Retirement of Chief Financial Officer Glenn Muir:

Hologic also today announced that Glenn Muir, Executive Vice President, Finance and Administration and Chief Financial Officer, will retire. Mr. Muir, who joined Hologic in October 1988 and has served as CFO since 1992 and Executive Vice President since 2000, will remain with Hologic through November 30, 2014 to help ensure a smooth transition. The Company will immediately initiate a search process to identify a new CFO.

“The past 25 years have been incredibly gratifying for me personally,” said Mr. Muir. “During that time Hologic has evolved from a single-product company to the world-class organization it is today. I am confident that Hologic stands poised to further our commitment of bringing improved care and early detection to patients around the world and I am proud of Hologic’s employees who have contributed so greatly to the Company’s success and believe so strongly in its mission. I look forward to helping transition the team to Hologic’s next phase of growth.”

“On behalf of the Board and everyone at Hologic, I want to thank Glenn for his leadership and significant contributions to our company,” said Mr. MacMillan. “Glenn has been an important member of the Hologic team for more than 25 years and has played a key role in helping to firmly establish Hologic as one of the leading medical device companies in the world. We look forward to a seamless transition of responsibilities and wish him all the best in his retirement.”

About Eric Compton:

Eric Compton is a proven business executive with a track record of success in medical devices, diagnostics, start-ups, joint ventures, and business turnarounds at both Johnson & Johnson and Procter & Gamble. An entrepreneurial leader with almost 30 years of experience, Mr. Compton worked at Johnson & Johnson from 1995 to 2014, in roles of increasing responsibility. Most recently, he served as the Worldwide President, Ortho Clinical Diagnostics for Johnson & Johnson. In this position, he was accountable for over $2.0 billion in global sales across multiple disciplines and held direct responsibility for a workforce of more than 2,800 individuals. From 2011 to August 2012, he served as the General Manager, Ortho Clinical Diagnostics and from 2009 to 2011 he served as Worldwide Vice President, Franchise Strategic Marketing, Diabetes Care. Mr. Compton served in various sales and marketing leadership roles at Johnson & Johnson earlier in his career. Prior to joining Johnson & Johnson, Mr. Compton was a Business Development Manager at Procter & Gamble. He started his career in 1986 at Procter & Gamble as a Sales Representative. Mr. Compton is a member of the Board of Delaware Valley College and AdvaMed DX. He holds a Masters of Business Administration from Kennesaw State University and a Bachelor of Arts from the University of Richmond.

About Claus Egstrand:

Claus Egstrand is a senior executive with a proven global track record of delivering strong results and achieving sustainable top and bottom line business growth across geographies, while strengthening organizations, cultures and talent. Mr. Egstrand has spent the majority of his 30-plus year career in the life sciences and business services industries, focusing on driving executional improvement across global operations. Most recently, Mr. Egstrand was the Leader of Consumer Healthcare, Europe for Merck & Co., Inc., where he was responsible for a plan for growth, including sales and marketing, in developed and developing markets. Before joining Merck in 2012, Mr. Egstrand was the Chief Marketing Officer of Regus plc, a provider of flexible office solutions. From 2006 to 2011, Mr. Egstrand was the Vice President, Chief Marketing Officer, EMEA (Europe, Middle East and Africa), and General Manager Medsurg, Europe, for Stryker Corporation. His prior experience was in senior international and regional roles at Pfizer Consumer Healthcare, Pharmacia Corporation, and Johnson & Johnson/Merck Pharmaceuticals. He began his career in 1982 in sales and marketing at Farma Ltd. Mr. Egstrand holds a Masters of Business Administration from the University of Copenhagen and an undergraduate business degree from Niels Brock, Copenhagen Business College.

About Hologic, Inc.:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems, and surgical products, with an emphasis on serving the healthcare needs of women. The Company operates four core business units focused on breast health, diagnostics, GYN surgical and skeletal health. With a comprehensive suite of technologies and a robust research and development program, Hologic is committed to improving lives. The Company is headquartered in Massachusetts. For more information, visit www.hologic.com.

Forward-Looking Statement Disclaimer:

This News Release may contain forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; and the Company’s strategies, positioning, resources, capabilities, and expectations for future performance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage recent and ongoing leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding the recently enacted or future healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, the risks that acquisitions may involve unexpected costs or unexpected liabilities, including the risks and challenges associated with the Company’s recent acquisition of Gen-Probe and operations in China; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, and the need to comply with especially high standards for the manufacture of many of its products; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company’s business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations and Media Contacts:

Deborah R. Gordon Vice President, Investor Relations (781) 999-7716 deborah.gordon@hologic.com	Al Kildani Senior Director, Investor Relations (858) 410-8653 al.kildani@hologic.com